Exhibit 10.63

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT to Loan Documents (this “Amendment”) is entered into as of February 22, 2006, by and between, on the one hand, SILICON VALLEY BANK, a California corporation (“Bank”), and, on the other hand, APPLIED IMAGING CORP., a Delaware corporation (“Applied Imaging”), and CIRCULATING TUMOR CELLS, INC., a Delaware corporation (“CTC”) (individually and collectively, and jointly and severally, “Borrower”). Borrower’s chief executive office is located at 120 Baytech Drive, San Jose, CA 95134.

RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated September 28, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) in effect between Borrower and Bank.

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to, among other things: (i) waive Borrower’s violation of the Tangible Net Worth financial covenant set forth in the Loan Agreement solely for the month ended January 31, 2006; (ii) change the testing frequency thereof from monthly to quarterly thereafter; and (iii) re-set such Tangible Net Worth financial covenant for each quarter thereafter; in each case, all as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Documents.

2.1 Limited Waiver of Designated TNW Default. Bank and Borrower hereby agree that the failure of Borrower to comply with the Minimum Tangible Net Worth financial covenant required under Section 5 of the Schedule to Loan Agreement (as in effect immediately prior to the effectiveness of this Amendment) solely for the month ended January 31, 2006 (the “Designated TNW Default”) hereby is waived. It is understood, however, that the foregoing waiver of the Designated TNW Default does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive in the future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any other Loan Document,

2.2 Modification of Financial Covenants (including changing the testing frequency of the Tangible Net Worth financial covenant from monthly to quarterly, and re-setting such Tangible Net Worth financial covenant for each quarter). Section 5 of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

5. FINANCIAL COVENANTS
(Section 5.1):	Borrower shall comply with each of the following covenants). Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Tangible Net Worth:	Borrower shall maintain, as of the end of each quarter, a Tangible Net Worth of not less than the sum of the following:

(i) the TNW Base Amount; plus

(ii) the TNW Capital Increase (if any).

For purposes of this Tangible Net Worth covenant:

[note; any dollar amounts within pointed brackets (< $ >) are negative.]

The term “TNW Base Amount” means, as of any date of determination, <$1,250,000>.

The term “TNW Capital Increase” means, as of any date of determination, (a) prior to July 1, 2006, $-0-; and (b) from and after July 1, 2006, the greater of (I) $-0- and (II) 50% of all consideration (if any) received from and after July 1, 2006 for equity securities and subordinated debt of the Borrower, In no event shall the amount of the TNW Capital Increase as of any date of determination be decreased from that of any prior date of determination.

Definitions.	For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Liabilities” shall have the meaning ascribed thereto by generally accepted accounting principles.

“Tangible Net Worth” shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

(A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

(B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Fee. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee of $3,500 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Remainder of page intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

APPLIED IMAGING CORP.

By
Name:	Terence J. Griffin
Title:	CFO

CIRCULATING TUMOR CELLS, INC.

By
Name:	Terence J. Griffin
Title:	CFO

SILICON VALLEY BANK

By
Name:
Title:	RM